Exhibit 15

                                    ARTHUR
                                   ANDERSEN


                                                           Arthur Andersen LLP
                                                   1345 Avenue of the Americas
                                                        New York NY 10105-0032




September 19, 1997


The Long Island Lighting Company
175 East Old Country Road
Hicksville, NY 11801

Gentlemen:

We are aware that Long Island Lighting Company has incorporated by reference in its current Report on Form 8-K, The Brooklyn Union Gas Company's Form 10-Q for the quarter ended June 30, 1997, which includes our report dated July 23, 1997 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, our report is not considered a part of a registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


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